certification

Bradley Reifler, Principal Executive Officer/President, and David Wasitowski, Principal Financial Officer/Treasurer of Forefront Income Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended March 31,2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                   Principal Financial Officer/Treasurer

Forefront Income Trust                                      Forefront Income Trust

/s/ Bradley Reifler                                             /s/ David Wasitowski

Bradley Reifler                                                  David Wasitowski

Date: 6/11/15                                                  Date: 6/11/15

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Forefront Income Trust and will be retained by the Forefront Income Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.